EXHIBIT 99.4

TAX ALLOCATION AGREEMENT

DATED AS OF DECEMBER 29, 2005

BY AND BETWEEN

GAMES, INC.

AND

LOTTERY CORPORATION

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND STANDARDS

2

Section 1.1

Definitions.

2

Section 1.2

General Interpretive Principles.

7

Section 1.3

Applicable Standards.

7

ARTICLE II U.S. CONSOLIDATED FEDERAL INCOME TAX LIABILITIES

7

Section 2.1

General Responsibility

7

Section 2.2

Assignment of Taxable Items.

8

ARTICLE III U.S. COMBINED STATE AND LOCAL INCOME TAX LIABILITIES

8

Section 3.1

Returns Covered.

8

Section 3.2

Pre-2006 Taxable Years.

8

Section 3.3

Net Operating Losses.

8

Section 3.4

Estimated Taxes, Etc.

8

Section 3.5

Adjustments.

9

ARTICLE IV SEPARATE TAX RETURN OBLIGATIONS

9

Section 4.1

Lottery Tax Liability.

9

Section 4.2

Games Tax Liability.

9

Section 4.3

Separate Return Adjustments.

9

ARTICLE V TAX-FREE STATUS OF DISTRIBUTION

10

Section 5.1

Tax-Free Status Ruling, Etc.

10

Section 5.2

Maintaining Status of Active Business.

10

Section 5.3

Limits on Proposed Acquisition Transactions, Etc.

10

Section 5.4

Twenty Five Percent Proposed Acquisition Transactions.

11

Section 5.5

Indemnity.

11

ARTICLE VI DUAL CONSOLIDATED LOSSES

12

Section 6.1

Lottery Liability.

12

Section 6.2

Recapture Taxes.

12

Section 6.3

Closing Agreement.

13

ARTICLE VII CARRYOVER AND CARRYBACK ITEMS

13

Section 7.1

Carryovers to Post-Affiliation Years.

13

Section 7.2

Carrybacks from Post-Affiliation Years.

13

ARTICLE VIII U.S. FEDERAL INCOME TAX ADJUSTMENTS

14

Section 8.1

Determination.

14

Section 8.2

Payments.

14

Section 8.3

Procedures.

14

Section 8.4

Intercompany Adjustments.

14

ARTICLE IX U.S. FEDERAL INCOME TAX PROCEEDINGS

15

Section 9.1

Lottery and Games Issues.

15

Section 9.2

Procedures.

15

Section 9.3

Settlement of Claims.

15

ARTICLE X PAYMENTS

16

Section 10.1

Reporting of Indemnity Payments, Etc.

16

Section 10.2

Interest on Late Payments.

16

ARTICLE XI TAX RETURNS

16

Section 11.1

Cooperation and Furnishing of Tax Return Information.

16

Section 11.2

Preparation of Tax Returns.

17

ARTICLE XII POST-AFFILIATION YEARS AND POST-COMBINED YEARS

17

Section 12.1

Returns.

17

Section 12.2

Actions or Transactions.

18

Section 12.3

Proposed Adjustments.

18

ARTICLE XIII BOOKS AND RECORDS

18

Section 13.1

Retention Period.

18

Section 13.2

Record Retention Policy.

18

Section 13.3

Tax Attributes.

18

ARTICLE XIV COMPENSATION AND EMPLOYEE BENEFITS

19

Section 14.1

General.

19

Section 14.2

Reporting of Deductions.

19

Section 14.3

Employment Taxes and Tax Reporting.

19

ARTICLE XV MISCELLANEOUS

19

Section 15.1

Notices.

19

Section 15.2

Complete Agreement; Representations.

20

Section 15.3

Amendment, Modification, or Waiver.

20

Section 15.4

Severability.

20

Section 15.5

No Assignment; Binding Effect; No Third-Party Beneficiaries.

21

Section 15.6

Headings.

21

Section 15.7

Counterparts.

21

Section 15.8

Governing Law.

21

TAX ALLOCATION AGREEMENT

This TAX ALLOCATION AGREEMENT, dated as of this 29th day of December, 2005 (this “Agreement”), is between Games, Inc., a Delaware corporation (“Games”), and Lottery Corporation, a Delaware corporation (“Lottery,” and together with Games, each a “Party” and collectively, the “Parties”).

BACKGROUND:

A.

The Board of Directors of Games has determined that it is in the best interests of Games to separate the Lottery Business (as defined below) and the Games Business (as defined below) into two independent public companies, on the terms and subject to the conditions set forth in the Separation Agreement (as defined below), in order to resolve issues related to the allocation of capital and management resources between the Lottery Business and the Games Business, and to give Lottery greater flexibility to manage, invest in, and expand the Lottery Business while ensuring that Games can focus its time and resources on the development of the Games Business.  In order to effectuate this, Games and Lottery have entered into a Separation and Distribution Agreement, dated as of December 29, 2005 (the “Separation Agreement”), pursuant to which and subject to the terms and conditions set forth therein, the Lottery Business shall be separated from the Games Business and the Lottery Common Stock (as defined below) shall be distributed on a pro rata basis to Games shareholders.

B.

For U.S. federal income Tax purposes, for the period through the Distribution Date (defined below) of the Distribution (defined below), income of certain present and former members of the Lottery Group (defined below) has been or will be included in the Games Consolidated Returns (defined below).

D.

Lottery and other members of the Lottery Group will cease to be members of the Games Group for U.S. federal income Tax purposes after the Distribution Date, and Lottery and other members of Combined Groups will cease to be members of their respective Total Combined Groups for U.S. state and local income Tax purposes after the Distribution Date.

C.

The failure of the Distribution to have a Tax-Free Status (defined below) or certain actions taken with respect to Lottery Capital Stock (defined below) could subject Games and its shareholders to additional Tax costs in connection with the Distribution.

Games and Lottery desire in this Agreement to (i) set forth Tax allocation principles for Affiliation Years for U.S. federal income Tax purposes and Combined Years for U.S., state and local income Tax purposes, which, except to the extent provided herein, will supersede all prior policies and procedures governing the allocation of Taxes, (ii) define the effects upon the settlement and allocation of certain Tax liabilities and Tax benefits of transactions or developments that occur during taxable years commencing after the Distribution Date, (iii) set forth the responsibility for their respective stand-alone income and other Tax liabilities, and (iv) allocate liability for certain Tax costs that may be incurred in connection with the Distribution.

TERMS AND CONDITIONS:

NOW, THEREFORE, and in consideration of the foregoing, the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Games and Lottery hereby agree as follows:

ARTICLE I
DEFINITIONS AND STANDARDS

Section 1.1

Definitions.

  For all purposes of this Agreement, the following terms shall have the following meanings:

“2005 Tax Liability” shall mean the term as defined in Section 2.1.

“2005 Tax Year” shall mean the term as defined in Section 2.1.

“2006 Tax Liability” shall mean the term as defined in Section 2.2.

“2006 Tax Year” shall mean the term as defined in Section 2.2.

“Adjustment” shall mean, with respect to any Affiliation Year, any change in actual Tax liability from the Tax liability reported on an Games Consolidated Return, including changes attributable to amended Tax Returns, deficiencies asserted by a Taxing authority, overpayments, and claims for refund, and changes required by application of the Code and Treasury Regulations including, but not limited to, changes required pursuant to Treasury Regulations Section 1.1502-47 (setting forth consolidated return rules applicable to life-non-life groups), and Taxing authority audits, examinations, proceedings or litigation resulting from any of the foregoing events (collectively, “Adjustment Events”). Adjustment shall mean with respect of any Combined Year in which an Lottery Combined Group files a Combined Return with an Games Combined Group as part of a Total Combined Group, any change in the actual Tax liability of the applicable Total Combined Group, including changes attributable to Adjustment Events.

“Affiliate” shall mean any entity that is directly or indirectly controlled by the person in question. For this purpose, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and the policies of a person, whether through ownership of voting securities, by contract or otherwise. “Lottery Affiliate” shall mean an Affiliate of Lottery. “Games Affiliate” shall mean an Affiliate of Games other than Lottery and Lottery Affiliates.

“Affiliation Year” shall mean each taxable year, or portion thereof, with respect to which any member of the Lottery Group joined or will join the Games Group in the filing of an Games Consolidated Return.

“Board Certificate” shall mean the term as defined in Section 5.4.

“Closing Agreement” shall mean the term as defined in Section 6.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Any references herein to sections of the Code or Treasury Regulations promulgated thereunder shall include any successor provisions thereto.

“Combined Return” shall mean a combined or unitary U.S. state or local income, franchise, or gross receipts Tax Return.

“Combined State” shall mean a U.S. state or locality requiring or permitting the filing of a Combined Return.

“Combined Year” shall mean a taxable year (or portion thereof) in which an Games Combined Group files a Combined Return with an Lottery Combined Group.

“Credits” shall mean all of the credits against U.S. federal income Tax or, as applicable, against U.S. state or local Tax. Credits shall include, but not be limited to, foreign Tax credits, research credits, low-income housing credits, investment Tax credits and targeted job credits.

“Distribution” shall mean the distribution on a pro rata basis to holders of issued and outstanding shares of common stock of Games, other than shares of Games common stock held in the treasury of Games, of all of the issued and outstanding shares of Lottery common stock (“Lottery Common Stock”), beneficially owned by Games, by means of a dividend of such Lottery Common Stock to such shareholders.

“Distribution Date” shall mean the date on which the Distribution shall be effected, such date to be determined by, or under the authority of, the Board of Directors of Games in its sole and absolute discretion.

“Dual Consolidated Loss” shall mean the term as defined in Section 6.1.

“Effective Time” means the time at which the Distribution occurs on the Distribution Date.

“Estimated State Taxes” shall mean the term as defined in Section 3.5.

“Evaluation” shall mean the term as defined in Section 9.3.

“Fifty-Percent or Greater Interest” shall mean a “50-percent or greater interest” for purposes of Sections 355(d) and (e) of the Code and the Treasury Regulations promulgated thereunder.

“Final Determination” shall mean a final settlement with a Taxing authority that is binding on all Parties or, if applicable, a final judicial decision upon the expiration of the time for the decision to be appealed, with respect to the items in question.

“Games Business” means all businesses and operations of Games, other than the Lottery Business.

“Games Combined Group” shall mean an affiliated group of corporations (as constituted from time to time) owned directly or indirectly by Games that Games determines will join in filing a Combined Return excluding Lottery.

“Games Consolidated Return” shall mean a consolidated U.S. federal income Tax Return filed by Games on behalf of the Games Group.

“Games Group” shall mean the affiliated group of corporations (as constituted from time to time), of which Games is the common parent, that Games determines will join in filing an Games Consolidated Return.

“Games Issues” shall mean the term as defined in Section 9.1.

“Highest Combined Tax Rate” for the taxable year in question shall mean the sum of (i) the Highest Federal Tax Rate, and (ii) in the case of a corporation, the average, weighted by jurisdiction, of the highest U.S. state and local income, franchise, and gross receipts Tax rates that would be applicable to such a corporation (net of any U.S. federal income Tax benefit), or in the case of a Person other than a corporation, the highest U.S. state and local income Tax rates (net of any U.S. federal income Tax benefit) that would be applicable to such Person or the beneficial owner(s) of such Person.

“Highest Federal Tax Rate” for the taxable year in question shall mean (i) in the case of a corporation, the highest U.S. federal income Tax rate applicable to a corporation, or (ii) in the case of a Person other than a corporation, the highest U.S. federal income Tax rate that would be applicable to such Person or the beneficial owner(s) of such Person.

“Income Tax Benefit” shall mean the amount of the Tax savings realized by the applicable group, as determined by Games in good faith. Such amount shall be determined by comparing (i) the actual U.S. federal income Tax liability and the corresponding U.S. state and local income Tax liability (net of any federal Tax benefit) of the applicable group for the taxable year in question without giving effect to the items in question with (ii) the actual U.S. federal income Tax liability and the corresponding U.S. state and local Tax liability (net of any federal Tax benefit) of the applicable group for such year after giving full effect to such items. An Income Tax Benefit shall be deemed to be realized at the time that the applicable group receives a refund or credit for refund from the relevant Taxing authority.

“Income Tax Detriment” shall mean the amount of additional Tax incurred by the applicable group, as determined by Games in good faith. Such amount shall be determined by comparing (i) the actual U.S. federal income Tax and the corresponding U.S. state and local Tax liability (net of any U.S. federal income Tax benefit) of the applicable group for the taxable year in question after giving full effect to the items in question with (ii) the actual U.S. federal income Tax and the corresponding U.S. state and local Tax liability (net of any U.S. federal income Tax benefit) of the applicable group without giving effect to such items. Unless otherwise provided herein, an Income Tax Detriment shall be deemed to be incurred at such time as payment is made to the relevant Taxing authority upon a Final Determination of items in questions. In computing the Tax liability of the Games Group for purposes of clause (i) of the second sentence of this definition or clause (ii) of the second sentence of the definition of “Income Tax Benefit” above, increases or decreases in the U.S. federal, state or local income Tax liability of the Games Group attributable to the effect on Games’ (or any Games subsidiary’s) basis in the stock of any member of the Lottery Group will not be taken into account.

“IRS” shall mean the U.S. Internal Revenue Service.

“IRS Agreement” shall mean the term as defined in Section 9.4.

“Lottery Business” means the business and operations conducted by Lottery from time to time, whether prior to, at or after the Effective Time.

“Lottery Capital Stock” shall mean all classes or series of stock of Lottery and all options, warrants, derivatives, rights to acquire stock, and other interests and instruments taken into account for purposes of determining a Fifty-Percent or Greater Interest in Lottery.

“Lottery Issues” shall mean the term as defined in Section 9.1.

“Lottery State Tax Liability” shall mean the term as defined in Section 3.2.

“Minimum Tax Credit” shall mean the term as defined in Section 2.3.

“New Games Issues” shall mean the term as defined in Section 9.4.

“NOLs” shall mean the term as defined in Section 3.3.

“Person” shall mean an individual or a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity, without regard to whether such entity is treated as disregarded for U.S. federal income Tax purposes.

“Post-Affiliation Year” shall mean a taxable period after the Distribution Date during which Lottery and its subsidiaries do not join the Games Group in the filing of an Games Consolidated Return.

“Post-Combined Year” shall mean a taxable period after the Distribution Date during which Lottery and its subsidiaries do not join a Total Combined Group in the filing of a Combined Return with an Games Combined Group.

“Proportionate Basis” shall mean, with respect to an item or items attributable to a particular member or members of Lottery, the determination of the portion of such items based on the total value of such items over the total value of all items in the same category for the entire Games Group for the same Affiliation Year of the Games Group, subject to any appropriate Adjustments thereto, as determined by Games in good faith.

“Proposed Acquisition Transaction” shall mean a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, to enter into a transaction or series of transactions), as a result of which Lottery would merge or consolidate with any other Person or as a result of which any Person or any group of Persons would (directly or indirectly) acquire, or have the right to acquire through the acquisition of an option or otherwise, from Lottery and/or one or more holders of Lottery Capital Stock, an amount of Lottery Capital Stock that would, when combined with any other changes in ownership of Lottery Capital Stock pertinent for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, comprise 40% or more of (A) the value of all outstanding Lottery Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) the total combined voting power of all outstanding Lottery Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. For purposes of determining whether a transaction constitutes an indirect acquisition for purposes of the first sentence of this definition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders. This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by Games in good faith.

“RAR” shall mean the term as defined in Section 9.2.

“Recapture Taxes” shall mean the term as defined in Section 6.2.

“Representation Letters” shall mean the term as defined in Section 5.1.

“Section 7.2 Claims” shall mean claims for refund attributable to items described in and filed pursuant to Section 7.2 of this Agreement.

“Tax” or “Taxes” shall mean any tax, assessment, duty, fee or other charge imposed or collected by any government or political subdivision thereof or any taxing authority thereunder, including but not limited to, any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, premium, guarantee fund, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, minimum, alternative minimum, estimated or other tax (including any assessment, duty, fee or other charge in the nature of or in lieu of any such tax), and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Tax Advisor” shall mean a United States law or accounting firm of national standing in the field of taxation selected by Games.

“Tax-Free Status” shall mean the qualification of the Distribution and related transactions as a distribution in which no gain or loss is recognized, and no amount is includible in income, for U.S. federal income Tax purposes (other than intercompany items, excess loss accounts or other items required to be taken into account pursuant to the Treasury Regulations promulgated under Section 1502 of the Code).

“Tax-Related Losses” shall mean (i) all U.S. federal, state and local Taxes payable pursuant to any Final Determination or otherwise; (ii) all professional fees, and court costs incurred in connection with such Taxes; and (iii) all costs, expenses and damages associated with stockholder litigation or controversies, including but not limited to, any amount paid by Games or any Games Affiliate in respect of the liability of shareholders, whether paid to shareholders, the IRS, any other Taxing authority, or any other person or entity, in each case, arising from the Distribution and related transactions failing to have Tax-Free Status in any manner.

“Tax Return” shall mean any Tax return (including any amended return), report, information return, election, notice or other document filed or to be filed with a Taxing authority, including any schedules or related or supporting information.

“Treasury Regulations” shall mean U.S. Treasury regulations issued under the Code.

“Twenty Five Percent Proposed Acquisition Transaction” shall mean any transaction or series of transactions that is not a Proposed Acquisition Transaction but would be a Proposed Acquisition Transaction if the percentage reflected in the definition of Proposed Acquisition Transaction were 25% instead of 40%.

“Unqualified Tax Opinion” shall mean an unqualified “will” opinion of a law firm of nationally recognized standing in the field of taxation, which opinion is acceptable to Games and on which Games may rely to confirm that a transaction will not affect the Tax-Free Status, including confirmation that may be provided for purposes of avoiding any applicable penalties or additions to Tax. Any such opinion shall assume that the Distribution and related transactions would have qualified for Tax-Free Status had the transaction in question not occurred.

Section 1.2

General Interpretive Principles.

(a)

Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires, (b) the term “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and any references to Article, Section, paragraph, exhibit and schedule are references to the Articles, Sections, paragraphs, exhibits and schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified and (d) any reference to any federal, state, local or non-U.S. statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

Section 1.3

Applicable Standards.  Except as otherwise specifically provided herein, this Agreement shall supersede in all respects any and all policies and procedures governing the allocation of Tax liability among the members of the Games Group or the Total Combined Groups. Except as otherwise specifically provided hereunder, all determinations and actions required under this Agreement will be taken by Games and shall be made in good faith taking into account, among other factors, the goal of reducing the aggregate Taxes of the Parties. It is the intention of the Parties that this Agreement shall be administered in a manner so that the allocation of income, deduction, loss or Credit between the Parties will produce Tax consequences for the Parties, on a current, carryback and carryover basis, that are consistent with those that are required by the Code and Treasury Regulations.

ARTICLE II
U.S. CONSOLIDATED FEDERAL INCOME TAX LIABILITIES

Section 2.1

General Responsibility.  Lottery shall be responsible for, and shall indemnify and hold Games and the Games Affiliates harmless against, the U.S. federal income Tax liability of the Lottery Group for all taxable years ending on or before June 30, 2005, including the “2005 Tax Liability” (defined below).  The “2005 Tax Liability” is the Adjusted Separate Lottery Federal Tax Liability for the portion of the taxable year ending on June 30, 2006 (“2006 Taxable Year”) occurring prior to the Distribution Date.

Section 2.2

Assignment of Taxable Items.  Games shall determine the amounts of income, gain, loss, deduction, and Credit of the Lottery Group for the 2006 Taxable Year which are properly includable in the Games Consolidated Return for the taxable year of the Games Group ending on June 30, 2006. For all relevant purposes of this Agreement, Lottery shall cease to be a member of the Games Group, as of the end of the Distribution Date, and Lottery shall cause its books of account to be closed for accounting and Tax purposes as of the end of the Distribution Date in accordance with Games’ direction. In determining consolidated taxable income (loss) for the taxable period that ends on the Distribution Date, the income and other items of Lottery shall be determined by Games in good faith in accordance with Treasury Regulations Section 1.1502-76(b)(1), -76(b)(2)(i) and -76(b)(2)(iv) and no election shall be made under 1.1502-76(b)(2)(ii)(D) to ratably allocate items. However, an allocation shall be made in good faith by Games under Treasury Regulations Section 1.1502-76(b)(2)(iii) if such allocation is determined by Games in good faith to be necessary to appropriately allocate income in the event that the Distribution Date occurs on any date other than the last or first day of any month.  All of the foregoing determinations to be made shall be made in good faith by Games. Lottery shall file its Tax Return for the taxable period beginning on the first day after the Distribution Date consistently with such determinations.

ARTICLE III
U.S. COMBINED STATE AND LOCAL INCOME TAX LIABILITIES

Section 3.1

Returns Covered.  If Lottery and Games are required or elect to file a Combined Return for any taxable years, or where any U.S. state or local Taxing authority successfully asserts such a combined filing requirement, the allocation and settlement of amounts due between the Parties shall be governed by this Article III.

Section 3.2

Pre-2006 Taxable Years.  For each taxable year ending on or before June 30, 2006, Games shall determine in good faith Lottery’s share, as determined below, of the total U.S. state and local Tax liability in each such Combined State. Lottery’s share of such total tax liability (“Lottery State Tax Liability”) will be based on the apportionment percentage of Lottery. The Lottery State Tax Liability will include any minimum or similar Taxes for Lottery that may be required by the relevant state or locality.  Lottery shall be responsible for and pay to Games, and shall indemnify Games and the Games Affiliates from and against, the Lottery State Tax Liability for each Combined Return for all taxable years ending on or before June 30, 2006.

Section 3.3

Net Operating Losses.  The Lottery State Tax Liability will be reduced by and Lottery will receive any payment, credit or benefit for, U.S. state or local net operating losses (“NOLs”), including any carryback or carryover NOLs, that any such member generates for U.S. state or local income Tax purposes on a stand-alone basis, whether or not they are used in a Combined Return.

Section 3.4

Estimated Taxes, Etc.  For each Combined State, Games will determine in good faith Lottery’s estimated Tax payments and extension payments (collectively,

“Estimated State Taxes”), will prescribe the information required to be provided by Lottery to support Games’ preparation and filing of Combined Returns and payment of Estimated State Taxes, together with a schedule of due dates for providing of such information and paying its share of Estimated State Taxes, and Lottery will timely and accurately provide and pay the same to Games. Games will calculate in good faith the aggregate Lottery State Tax Liability for all Combined States for a Combined Year less a credit for aggregate Estimated State Taxes paid or determine the refund due to Lottery to the extent aggregate Estimated State Taxes paid by Lottery exceed the aggregate Lottery State Tax Liability. Payment by Lottery is due within five business days after billing by Games. Payment of a refund by Games is due within 30 days of its receipt by Games.

Section 3.5

Adjustments.

(a)

If an Adjustment occurs, the Lottery State Tax Liability for the year in question shall be recomputed by Games in good faith, including all changes to apportionment percentages that result from such Adjustment. Lottery shall make payments to Games for an increase in the Lottery State Tax Liability or Games shall make payments to Lottery for a decrease in the Lottery State Tax Liability, including its allocable share of interest, penalties and additions to Tax and external costs. Payment in respect of such Adjustments by Lottery is due within five business days after billing by Games for the items in question. Payment in respect of such Adjustments by Games is due within five business days after Games receives a refund or credit for refund in respect of the items in question.

(b)

Games shall in good faith control all contests relating to any such Adjustments, provided, however, in respect of any Combined State in which the Lottery Combined Group would bear at least 50% of the costs of any such Adjustments, Games shall consult with Lottery in good faith, subject to the ultimate authority of Games to determine how to proceed.

ARTICLE IV
SEPARATE TAX RETURN OBLIGATIONS

Section 4.1

Lottery Tax Liability.  Lottery shall be responsible for, and shall indemnify and hold harmless Games and Games Affiliates against, any and all U.S. federal, state and local and non-U.S. Taxes that are required to be reported on any separate Tax Return that does not include Games or any Games Affiliate.

Section 4.2

Games Tax Liability.  Games shall be responsible for, and shall indemnify and hold harmless Lottery and Lottery Affiliates against, any and all U.S. federal, state and local and non-U.S. Taxes that are required to be reported on any separate Tax Return that does not include Lottery or any Lottery Affiliate.

Section 4.3

Separate Return Adjustments.  If there is an adjustment to a separate Tax Return of Games and/or Games Affiliates, or Lottery and/or Lottery Affiliates, as the case may be, that results in the inclusion in income in such Tax Return of income attributable to the other group of companies, and the recipient thereby incurs an Income Tax Detriment, Lottery shall pay to Games or Games shall pay to Lottery, as the case may be, an amount equal to such

Income Tax Detriment (including any interest, penalties and additions to Tax) within 30 business days after the Final Determination of such Income Tax Detriment.

ARTICLE V
TAX-FREE STATUS OF DISTRIBUTION

Section 5.1

Tax-Free Status Ruling, Etc.  Lottery acknowledges and agrees that Games will control the process of obtaining any rulings or other formal advice from relevant Taxing authorities or Tax Advisors in respect of the Tax-Free Status, the Distribution or any related transaction. Lottery shall promptly execute and cause to be delivered to the Tax Advisor any representation letters (“Representation Letters”) that the Tax Advisor provides to it and understands that such letter or letters will be relied upon by the Tax Advisor in rendering an opinion or opinions on the Tax-Free Status and related matters and/or obtaining any such ruling or formal advice. Lottery shall represent that, subject to any qualifications therein which are acceptable to the Tax Advisor, all information contained in its Representation Letters that concerns or relates to it or any Lottery Affiliate is true, correct and complete. Lottery shall take such other actions as may be necessary or desirable to obtain any such ruling, formal advice or opinion as the Tax Advisor may request.

Section 5.2

Maintaining Status of Active Business.  Lottery agrees that, from the date hereof until the first day after the second anniversary of the Distribution Date, it shall maintain the status of the Fund Management Business as an active trade or business as defined in Section 355(b)(2) of the Code and the Treasury Regulations promulgated thereunder, that is part of, or treated as part of, the Lottery legal entity for U.S. federal income Tax purposes.

Section 5.3

Limits on Proposed Acquisition Transactions, Etc.  Lottery agrees that, from the date hereof until the first day after the second anniversary of the Distribution Date, it shall not (i) enter into any Proposed Acquisition Transaction, approve any Proposed Acquisition Transaction (whether for purposes of Section 203 of the Delaware General Corporation Law, as amended, any similar corporate statute, any “fair price” or other provision of Lottery’s charter or bylaws or otherwise) or, to the extent Lottery has the right to prohibit any Proposed Acquisition Transaction, permit any Proposed Acquisition Transaction to occur (whether by redeeming rights under a shareholder rights plan, finding a tender offer to be a “permitted offer” under any such plan or otherwise causing any such plan to be inapplicable or neutralized with respect to any Proposed Acquisition Transaction), (ii) merge or consolidate with any other Person or liquidate or partially liquidate, (iii) sell or otherwise transfer in a single transaction or series of transactions 50% or more of the gross or net assets of the Lottery Business or 50% or more of the consolidated gross or net assets of Lottery and the Lottery Affiliates (such percentages to be measured based on fair market value as of the Distribution Date), (iv) redeem or otherwise repurchase (directly or through an Lottery Affiliate) any Lottery Capital Stock, or rights to acquire such stock, (v) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the relative voting rights of the separate classes of Lottery Capital Stock (including, without limitation, through the conversion of one class of Lottery Capital Stock into another class of Lottery Capital Stock) or (vi) take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any representation made in the Representation Letters, or any rulings, formal advice or opinion described in Section 5.1 above) which in the aggregate

(taking into account any other transactions described in this Section 5.3) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire, directly or indirectly, Lottery Capital Stock representing a Fifty-Percent or Greater Interest in Lottery or otherwise jeopardize the Tax-Free Status, unless prior to taking any such action set forth in the foregoing clauses (i) through (vi), (A) Lottery shall have requested that Games obtain a private letter ruling from the IRS and Games shall have received such a ruling in form and substance satisfactory to Games that confirms that the Tax-Free Status will be preserved, taking into account such action and other transactions in the aggregate, or (B) Lottery shall provide Games with an Unqualified Tax Opinion in form and substance satisfactory to Games that confirms that the Tax-Free Status will be preserved, taking into account such action and other transactions in the aggregate, or (C) Games shall have waived the requirement to obtain such ruling or opinion. In determining whether such a ruling or opinion is satisfactory, Games may consider, among other factors, the appropriateness of any underlying assumptions and representations made in connection with such ruling or opinion. To the extent that any such ruling or opinion concerns the acquisition of a Fifty-Percent or Greater Interest in Lottery, it shall expressly conclude that such acquisition will satisfy one or more of the safe harbors described in the Treasury Regulations promulgated under Section 355(e) of the Code. Lottery shall bear all costs and expenses of securing any such ruling or opinion and shall reimburse Games for all external costs and expenses that it may incur in good faith in seeking to obtain or evaluate any such ruling or opinion.

Section 5.4

Twenty Five Percent Proposed Acquisition Transactions.  If Lottery proposes to enter into any Twenty Five Percent Proposed Acquisition Transaction, approve a Twenty Five Percent Proposed Acquisition Transaction or, to the extent Lottery has the right to prohibit any Twenty Five Percent Proposed Acquisition Transaction, proposes to permit any Twenty Five Percent Proposed Acquisition Transaction to occur, in each case, during the period from the date hereof until the first day after the second anniversary of the Distribution Date, Lottery shall provide Games, no later than ten business days prior to the signing of any written agreement or taking any binding action with respect to such transaction, with a detailed written description of such transaction (including the type and amount of Lottery Capital Stock to be issued or transferred in such transaction) and a certificate duly approved by the Board of Directors of Lottery to the effect that the Twenty Five Percent Proposed Acquisition Transaction is not a Proposed Acquisition Transaction or any other transaction to which the requirements of Section 5.3 above would apply (a “Board Certificate”).

Section 5.5

Indemnity.

(a)

Subject to subsection (b) of this section, Lottery shall be responsible for, and shall indemnify and hold Games and Games Affiliates and their direct and indirect shareholders harmless against any Tax-Related Losses that are attributable to or result from any one or more of the following: (i) the direct or indirect acquisition of all or a portion of Lottery’s Capital Stock and/or its assets (or any transaction or series of transactions that is deemed to be such an acquisition for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder) by any means whatsoever by any Person, (ii) any negotiations, understandings, agreements or arrangements by Lottery, any Lottery Affiliate or any of their direct or indirect shareholders with respect to transactions or events (including, without limitation, stock issuances pursuant to the exercise of stock options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that cause the Distribution and related transactions to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly a Fifty-Percent or Greater Interest in Lottery, (iii) any act or failure to act by Lottery or any Lottery Affiliate described in Section 5.3 above (regardless of whether such act or failure to act is covered by a ruling, Unqualified Tax Opinion or waiver described in clause (A), (B) or (C), respectively, of Section 5.3 above, or a Board Certificate described in Section 5.4 above) or (iv) any breach by Lottery of its agreements or representations set forth in Sections 5.1 or 5.2 above.

(b)

For purposes of calculating the amount and timing of any Tax-Related Loss in connection with any Tax payable by an indemnified party, such loss shall be calculated by assuming that the indemnified party pays income Tax at the Highest Combined Tax Rate in effect in each relevant taxable year and that the income arising in connection with the Tax-Related Losses is the only item of income, deduction, Credit or loss for such year. Games shall consult with Lottery in good faith in respect of any audit, proceeding or contest in respect of any Tax-Related Loss but shall ultimately control the disposition of the same in good faith. Lottery shall pay Games or such other applicable indemnified party the amount of any such Tax-Related Losses for which Lottery is responsible under this Section 5.5 within one business day before payment is due from Games or such other party.

(c)

Lottery shall not (i) merge or consolidate with any other Person or liquidate or partially liquidate into any other Person, (ii) sell or otherwise transfer to any other Person or group of Persons, directly or indirectly, in a single transaction or series of transactions 25% or more of the gross or net assets of Lottery (such percentage to be determined based on fair market value as of the Distribution Date), (iii) engage in any other reorganization or restructuring with any other Person, or (iv) agree or permit any Person or group of Persons, directly or indirectly, in a single transaction or series of transactions, to acquire a Fifty-Percent or Greater Interest in Lottery, unless, in each case, each such Person agrees, to Games’ satisfaction, to be jointly and severally liable with Lottery in its obligations under this Article V.

ARTICLE VI
DUAL CONSOLIDATED LOSSES

Section 6.1

Lottery Liability.  Notwithstanding any other provision of this Agreement or the provisions of any closing agreement relating to Dual Consolidated Losses (defined below) of any member of the Lottery Group (“Closing Agreement”), Lottery shall be liable for, and indemnify Games and Games Affiliates against (i) any Tax liability together with interest, penalties and additions to Tax (including, without limitation, the interest charge described in or that results from the application of Treasury Regulations Section 1.1503-2 or Treasury Regulations Section 1.1503-2A, or interest determined under any Closing Agreement that arises from any triggering event or recapture under such regulations or Closing Agreement), applicable to an item of deduction or loss of Lottery or an Lottery Affiliate (a “Dual Consolidated Loss”) or from the receipt of any payment under this Article VI and (ii) any costs or expenses (including, without limitation, external attorneys’ and accountants’ fees) incurred by Games or an Games Affiliate in connection with determining, avoiding or contesting Recapture Taxes (defined below) or enforcing the provisions of this Article VI. All indemnifiable amounts described in this Section 6.1 shall be collectively referred to as “Recapture Taxes”, to be determined in accordance with Section 6.2 below.

Section 6.2

Recapture Taxes.  Recapture Taxes shall be determined by Games in good faith, based, in relevant part, on the following assumptions: (i) the amount of gross income realized from a triggering event or recapture of a Dual Consolidated Loss cannot be offset by any losses, deductions or Credits (other than those offsets actually permitted under Treasury Regulations Section 1.1503-2(g)(vii)(B) or (C)(2), provided that such regulations are applicable and all applicable requirements of the regulations are fully satisfied); (ii) the amount of gross income, if any, realized upon the receipt of any payment under this Article VI cannot be offset by any losses, deductions or Credits; and (iii) the amounts described in clause (i) and (ii) of Section 6.1 above are taxable at the Highest Combined Tax Rate.

Section 6.3

Closing Agreement.  At Lottery’s request, at Lottery’s sole cost and expense, Games will cooperate in good faith in an effort to enter into a closing agreement with the IRS of the type described in Treasury Regulations Section 1.1503-2(g)(2)(iv)(B)(2), to the effect that Dual Consolidated Losses will not be recaptured as a result of the Distribution.

ARTICLE VII
CARRYOVER AND CARRYBACK ITEMS

Section 7.1

Carryovers to Post-Affiliation Years.  Games will apportion, in good faith, any U.S. federal consolidated net operating or capital losses, Credits or other applicable items between members of the Lottery Group (departing from the Games Group as a consequence of the Distribution and related transactions) and members of the Games Group (not taking into account Lottery members) pursuant to applicable Treasury Regulations promulgated under Section 1502 of the Code. Such consolidated items and their apportionment will be adjusted by Games to reflect any Adjustments that take place in applicable Affiliation Years.

Section 7.2

Carrybacks from Post-Affiliation Years.

(a)

Carryback Items.  If Lottery and/or its subsidiaries sustain U.S. federal capital or net operating losses or generate U.S. federal Credits in a Post-Affiliation Year which may be carried back to an Affiliation Year and will generate an Income Tax Benefit, Lottery may request Games to file a Section 7.2 Claim with the IRS with respect to the U.S. federal income Tax liability of the Games Group for such Affiliation Year. Games shall have sole discretion whether to accept a request to file carryback claims (except for foreign Tax Credit or domestic source capital loss carryback claims) and file any amended Tax Returns or claims for refund relating thereto, which discretion may be exercised without regard to satisfying a standard of good faith or any other standard provided for in this Agreement or elsewhere. With regard to requests to file foreign Tax Credit or domestic source capital loss carryback claims to an Affiliation Year, Games will implement such requests it determines in good faith to be available on the terms set forth hereinafter.

(b)

Procedures.  If Games files a Section 7.2 Claim, Games shall have full control over the Section 7.2 Claim and may determine in good faith the nature of all actions to be taken in connection with such claim. If there is any limitation that applies to the Games Group in respect of all or a portion of the items that comprise a Section 7.2 Claim in respect of foreign Tax Credits or domestic source capital losses, any Income Tax Benefit in respect of such claim shall be determined by Games in good faith. If there any limitations in the ability of the Games Group to utilize items in the same category as the items that comprise such claim, any Income Tax Benefit will be determined by Games in good faith based on the assumption that the items were utilized on a Proportionate Basis. Games will pay to Lottery for the amount of the Tax Benefit, if any, it determines in good faith was derived from such claim within 30 business days after it receives a refund or credit for refund therefor. Lottery will repay to Games all or a portion of such amount as determined by Games in good faith to the extent the Tax Benefit is reduced as a result of an Adjustment for any Affiliation Year or otherwise, together with applicable interest and penalties. If Games elects to file a Section 7.2 Claim in respect of the carryback of any attribute other than foreign Tax Credits or domestic source capital losses, the terms for payment and other provisions shall be determined based upon the mutual agreement, if any, of the Parties. If Games files a Section 7.2 Claim, Lottery will indemnify Games for any additional Taxes or loss of Tax benefits incurred by a member of the Games Group (including interest, penalties and additions to Tax) arising from such claim. Games shall also be entitled to reimbursement from Lottery for any reasonable external costs for professional services incurred by Games in connection with the Section 7.2 Claim whether or not Lottery receives payment or credit therefor.

ARTICLE VIII
U.S. FEDERAL INCOME TAX ADJUSTMENTS

Section 8.1

Determination.  If an Adjustment occurs, the liability of Lottery or Games, as the case may be, pursuant to Article II hereof, or the amounts allocated pursuant to Article VII, shall be recomputed by Games. As recomputed for purposes of Article II, Lottery shall make payments to Games for an increase in Lottery’s liability or Games shall make payments to Lottery for an increase in Games’ liability. For purposes of Sections 2.1 and 2.2, Lottery’s liability shall be deemed to have increased by any Adjustment that results in an increase in the Adjusted Separate Lottery Federal Tax Liability or a decrease in the Excess Games Group Benefits, and Games’ liability shall be deemed to have increased by any Adjustment that results in a decrease in the Adjusted Separate Lottery Federal Tax Liability or an increase in the Excess Games Group Benefits.

Section 8.2

Payments.  Payments due from Lottery to Games shall be made no later than one business day before the due date for payment by Games to a Taxing authority upon the Final Determination of the items in question, or, to the extent no such payment is due, within 30 business days after the date of such Final Determination. Payments due from Games to Lottery shall be made within 30 business days after Games receives a refund or a credit for a refund with regard to the items in question after a Final Determination therefor. Such payments shall include any applicable interest, penalties and additions to Tax and, if applicable, any reasonable external costs for professional services incurred by Games thereon. In calculating any interest payable by Lottery to Games hereunder, interest, if any, due from Games to the IRS shall first be deemed to arise with respect to the increase in the liability of Lottery, as determined above.

Section 8.3

Procedures.  Subject to Section 7.2 hereof, for any Affiliation Year or Combined Year, Games will determine in good faith whether to give effect, through any Tax Return, claim for refund or otherwise, to items of loss, deduction or Credit for the Lottery Group which are greater than those reflected on prior Tax Returns and the nature of all actions taken with respect thereto. If Games files such a claim, Lottery will indemnify Games for any additional Taxes or loss of Tax benefits incurred by a member of the Games Group or the applicable Total Combined Group (including interest, penalties and additions to Tax) arising from such claim.

Section 8.4

Intercompany Adjustments.  If any transaction or arrangement between the Games and/or Games Affiliates, on the one hand, and Lottery and/or Lottery Affiliates, on the other hand, is recharacterized for applicable Tax purposes under Section 482 of the Code or otherwise and such recharacterization results in an Income Tax Detriment to one applicable group of companies and an Income Tax Benefit to the other group, the group incurring the Income Tax Detriment shall be paid by the other group an amount equal to such Income Tax Detriment (including any interest, penalties and additions to Tax) within 30 business days after the Final Settlement of such Income Tax Detriment. In addition, each Party hereto shall be responsible for, and shall indemnify and hold the other Party and its Affiliates harmless against, any Taxes attributable to intercompany items or otherwise for any stock or other assets (tangible or intangible) transferred to it (or an Games Affiliate, in the case of Games, or an Lottery Affiliate, in the case of Lottery) from the other Party hereto (or an Games Affiliate, in the case of Games, or an Lottery Affiliate, in the case of Lottery) for which it is determined not to have paid or provided fair market value consideration.

ARTICLE IX
U.S. FEDERAL INCOME TAX PROCEEDINGS

Section 9.1

Lottery and Games Issues.  Games and Lottery hereby agree that during the course of the audit of any Affiliation Year, they will in good faith endeavor to discuss and resolve separately with the IRS district agents any “Lottery Issues” and “Games Issues” (defined below). “Lottery Issues” are issues relating to items of income, gain, loss, deduction, or Credit that are attributable solely to the Lottery Group and that could not reasonably have material adverse consequences for the U.S. federal income Tax liability of a member of the Games Group (other than a member of the Lottery Group) if resolved against the taxpayer, as determined in good faith by Games. “Games Issues” are any other issues.

Section 9.2

Procedures.

(a)

In the event a Revenue Agent’s Report (“RAR”) is issued with respect to such taxable year, and the RAR contains adjustments proposed with respect to Lottery Issues, at Lottery’s request, Games shall protest (as provided for in applicable Treasury Regulations) the adjustments made with respect to Lottery Issues. Lottery will prepare that portion of any protest which it determines should be filed in connection with any adjustment proposed with respect to Lottery Issues and shall limit such portion of the protest to the defense of the specific Lottery Issues raised in the RAR, unless Games, in its sole discretion, determines otherwise.

(b)

After the filing of such protest, Games and Lottery shall jointly meet with the representatives of the IRS responsible for disposing of the issues in dispute and request the separate resolution of the Games and Lottery Issues. They shall further request that the IRS assign separate representatives to conduct any review of or proceedings on their respective issues.

(c)

Regardless of whether the IRS agrees to resolve the issues affecting each Party or assign separate representatives to deal with the issues of each, Games and Lottery each will attend meetings and will prepare written presentations to be made to the IRS regarding any adjustments proposed only with respect to its respective issues. Games and Lottery shall keep each other promptly informed of any developments and discussions at any such meetings concerning adjustments, whether or not formally proposed, affecting the other Party.

Section 9.3

Settlement of Claims.  Games may agree to settle any case involving net U.S. federal income Tax claims for refund by Lottery and net U.S. federal income Tax liabilities by Games (excluding Lottery) or otherwise on such terms as it determines are advisable.

ARTICLE X
PAYMENTS

Section 10.1

Reporting of Indemnity Payments, Etc.  Any Tax indemnity payments hereunder or payments made in respect of Tax-Related Losses hereunder shall, unless otherwise required by law, be reported for Tax purposes by the payer and the recipient as a cash capital contribution by Games or a cash distribution by Lottery, as the case may be, immediately before the Distribution. If, notwithstanding such reporting, such payment results in additional taxable income to the recipient, such payments shall be increased such that the amount that the recipient receives (net of Taxes) shall equal the amount of the payment that it would otherwise be entitled to receive pursuant to this Agreement.

Section 10.2

Interest on Late Payments.  If any payments hereunder are not made when due, interest shall accrue on the unpaid amount at the underpayment rate for large corporate underpayments, in effect from time to time under Section 6621 of the Code, while such amount is outstanding.

ARTICLE XI
TAX RETURNS

Section 11.1

Cooperation and Furnishing of Tax Return Information.

(a)

Cooperation.  Games and Lottery each agree to cooperate fully in connection with the preparation of any Tax Return relating to any Affiliation Year or Combined Year and the resolution of any related Tax audits, proceedings or disputes. In this regard, except as provided in the service level agreement between Games and Lottery relating to Tax services after the Distribution Date or herein, the Tax department of Lottery and its subsidiaries shall, at the expense of Lottery, and the Tax department of Games and its subsidiaries shall, at the expense of Games, continue to perform the same Tax-related functions with respect to such Tax Returns, audits, proceedings or disputes they have performed to date.

(b)

Tax Return Information.  For purposes of the preparation by Games of Tax Returns for the taxable years ending on June 30, 2005 and June 30, 2006 respectively, on or prior to such date(s) as specified by Games, Lottery shall provide Games with Tax information for the respective life and non-life subgroups of the Lottery Group and Tax information for all members of each Lottery Combined Group, including but not limited to, schedule(s) showing the items of income, gain, loss, deduction and Credit and Foreign Attributes with respect to each such taxable year required to be included in applicable Tax Returns and complete work papers together with such other information as Games may request. The information provided by Lottery shall be consistent with any similar information provided by Lottery to Games for prior taxable years.

(c)

Disclosures.  Lottery represents that it has provided, and agrees to promptly provide, to Games complete and accurate information that is required or Games requests to satisfy all applicable U.S. federal, state and local, and non-U.S., disclosure and reporting requirements in respect of listed transactions, reportable transactions and other transactions that may be viewed as Tax-motivated, including, but not limited to, U.S. state expense disallowance information. Lottery also represents that is has provided, and agrees to promptly provide, to Games all documents and other information that is required or Games requests to satisfy the transfer pricing and other documentation requirements set forth in Sections 482 and 6662 of the Code and the Treasury Regulations thereunder or otherwise (including analogous provisions under U.S. state and local or non-U.S. law), including but not limited to, principal documents as defined in Treasury Regulations Section 1.6662-6(d)(2)(iii)(B), and to address any transfer pricing audit issue arising under Section 482 of the Code or otherwise, shall promptly provide to Games any documents and information it may request, including background documents as defined in Treasury Regulations Section 1.6662-6(d)(2)(iii)(C). Lottery further represents that it has provided, and agrees to promptly provide, to Games all internal and external tax opinions memoranda relating to the transactions and other matters addressed in this subsection (c). If Lottery fails to timely satisfy the requirements of this subsection (c), it will indemnify, and hold Games and Games Affiliates harmless against, any Taxes, interest, penalties or additions to Tax arising therefrom.

Section 11.2

Preparation of Tax Returns.

(a)

Preparation.  Games shall have sole authority for the preparation and filing of any consolidated U.S. federal income Tax Return or Combined Tax Return, which include the items of income, gain, loss, deduction and Credit of Lottery for all relevant taxable periods. With respect to the U.S. federal income Tax Returns for the taxable years ending June 30, 2005 and June 30, 2006, respectively, Games agrees to notify Lottery and, subject to filing deadlines, give Lottery an opportunity to comment on the reporting, if it plans to file such Tax Returns reflecting data or information that is materially different from the final data or information provided by Lottery. In addition, with respect to any Combined Tax Return for the taxable years ending June 30, 2005 and June 30, 2006, respectively, in which Lottery is projected to have Tax liability in excess of $50,000, Games agrees to notify Lottery and, subject to filing deadlines, give Lottery an opportunity to comment on the reporting, if it plans to file such Tax Returns reflecting data or information that is materially different from the final data or information provided by Lottery. Any decisions with respect to the timing, filing, or content of the above Tax Returns shall be made by Games in its sole discretion and shall be final and binding upon the Parties hereto.

(b)

Elections.  Lottery shall make or give its consent to such elections or other matters relating to Lottery as Games determines to be necessary or advisable in connection with the filing of any such Tax Returns. In addition, Lottery may not elect to be considered as not having been a member of the Games Group for U.S. federal income Tax purposes for any taxable year or portion thereof without the prior written consent of Games.

ARTICLE XII
POST-AFFILIATION YEARS AND POST-COMBINED YEARS

Section 12.1

Returns.  Lottery shall not and shall not permit any of the Lottery Affiliates to (i) file or amend any Tax Return for the Post-Affiliation Year or a Post-Combined Year beginning on the first day following the Distribution Date, in a manner that is inconsistent with the manner in which Games filed its Tax Returns in an Affiliation Year or a Combined Year or (ii) make any election for any Post-Affiliation Year or Post-Combined Year if such election would have the effect of binding or requiring conformity by any member of the Games Group for any Affiliation Year or Combined Year.

Section 12.2

Actions or Transactions.  Lottery shall be obligated to inform and disclose fully to Games any actions taken or transactions undertaken in a Post-Affiliation Year or a Post-Combined Year which can reasonably be expected to affect in any material way the Tax liability of the Games Group for any Affiliation Year.

Section 12.3

Proposed Adjustments.  Lottery shall promptly notify Games and keep Games apprised of any proposed adjustments which arise out of an audit or examination of a Post-Affiliation Year or Post-Combined Year Tax Return which could reasonably be expected to affect in any material way the Tax liability of for any Affiliation Year or Combined Years or which could reasonably result in treatment of items that is inconsistent with the manner in which Games filed its Tax Returns for such years.

ARTICLE XIII
BOOKS AND RECORDS

Section 13.1

Retention Period.  Without limiting any of the provisions of this Agreement, each of the Parties agrees that it shall retain, until the expiration of the appropriate statutes of limitations (including any extensions) plus 90 days, copies of any Tax Returns for any open periods during the Affiliation Years and Combined Return Years which might be subject to adjustment under this Agreement, supporting work schedules and other books, records or information which may be relevant and that it will not destroy or otherwise dispose of such records without first providing the other Party with a reasonable opportunity to review and copy the same. Without limiting the foregoing, Lottery shall cooperate with Games in identifying such books, records or information and so retain or provide to Games such books, records or information as may be specified by Games in writing within 180 days after the Distribution Date. Any information obtained pursuant to this Agreement, or any other information obtained by

Games or Lottery relating to the Tax position of either Party shall be kept confidential by the Parties hereto, except if otherwise required by a Taxing authority.

Section 13.2

Record Retention Policy.  Without limiting the foregoing, each of the Parties hereto agrees that it shall retain copies of any books and records in its possession as required by any record retention agreement in effect from time to time, between Games and the IRS or any other Taxing Authority.

Section 13.3

Tax Attributes.  Lottery shall maintain and provide to Games upon request information which will enable Games to determine, clarify or verify the adjusted book and Tax bases of the Lottery stock held by Games, Lottery’s assets, both tangible and intangible, including the stock of all directly and indirectly owned subsidiaries of Lottery which were members of the Lottery Group or an Lottery Combined Group at any time during Affiliation Years or Combined Years, and the adjusted book and Tax bases of all assets, both tangible and intangible, of such subsidiaries. In addition, Lottery shall maintain and provide to Games upon request all relevant information for the determination of earnings and profits (losses) of Lottery, in accordance with applicable provisions of the Code and the Treasury Regulations thereunder.

ARTICLE XIV
COMPENSATION AND EMPLOYEE BENEFITS

Section 14.1

General.  For U.S. federal, applicable U.S. state and local income and other Tax purposes, all deductions in respect of compensation and employee benefits, whether on or before or after the Distribution Date, shall be allocated to Games (or its appropriate subsidiary) or Lottery (or its appropriate subsidiary) based on the entity which, directly or indirectly, provides the cash or other consideration to its employees, former employees or other service providers or any individual whose rights are derived from such individual’s relationship with such employee, former employee or service provider.

Section 14.2

Reporting of Deductions.  Unless otherwise required by law, Games and Lottery shall for themselves and their appropriate subsidiaries compute their respective Tax liability and file all applicable Tax Returns in accordance with the allocations under Section 14.1 above. In the event that any deduction allocated under such Section 14.1 to one entity is subsequently required by law to be reported by another entity for Tax purposes, Games or Lottery shall pay the entity to which the deduction was allocated under such Section 14.1 such amounts as are necessary to put such entity in the same position, on an after-Tax basis, as it would have been if the allocation under such Sections had been respected.

Section 14.3

Employment Taxes and Tax Reporting.  To the extent that Games, Lottery or any of their subsidiaries is allocated a deduction for Tax purposes under Section 14.1 above or otherwise, the entity to which the deduction is allocated shall be solely responsible for satisfying any withholding and employment Tax liabilities and Tax reporting obligations in respect of the compensation that corresponds to such deduction.

ARTICLE XV
MISCELLANEOUS

Section 15.1

Notices.  All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

If to Games, to:

Games, Inc.
2300 Firstar Center

425 Walnut Street

Cincinnati, OH  45202

If to Lottery, to:

Lottery Corporation
2300 Firstar Center

425 Walnut Street

Cincinnati, OH  45202

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (iii) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

Section 15.2

Complete Agreement; Representations.

(a)

This Agreement, together with any exhibits and schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b)

Games represents on behalf of itself and each other member of the Games Group and Lottery represents on behalf of itself and each other member of the Lottery Group as follows:

(i)

each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement to which it is a Party and to consummate the transactions contemplated by this Agreement; and

(ii)

this Agreement has been duly executed and delivered by such Person (if such Person is a Party) and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other Party) except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by general equitable principles.

Section 15.3

Amendment, Modification, or Waiver.

(a)

This Agreement may be amended, supplemented, modified or superseded only by a written instrument signed by duly authorized signatories of the Parties.

(b)

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

Section 15.4

Severability.  If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 15.5

No Assignment; Binding Effect; No Third-Party Beneficiaries.

(a)

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

(b)

Except for provisions relating to Affiliates and the provisions of Article V relating to Tax-Related Losses, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

(c)

Notwithstanding anything herein to the contrary, unless the context indicates otherwise, if an obligation is imposed on Games or Lottery hereunder it shall cause any Person that directly or indirectly controls or is controlled by it to comply therewith to the extent reasonably necessary to carry out such obligation. “Control” for these purposes shall have the same meaning as that set forth under the definition of “Affiliate”.

Section 15.6

Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 15.7

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of the counterparts together shall constitute one and the same instrument.

Section 15.8

Governing Law.  This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio, without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first above written.

GAMES, INC.

By:  /s/ Roger W. Ach, II

Name:  Roger W. Ach, II

Title:  President and Chief Financial Officer

LOTTERY CORPORATION

By:  /s/ Carol A. Meinhardt

Name:  Carol A. Meinhardt

Title:  President and Chief Financial Officer

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